EXECUTION COPY
                              BOWATER INCORPORATED

                $250,000,000 FLOATING RATE SENIOR NOTES DUE 2010

                             UNDERWRITING AGREEMENT

                                                                March 10, 2004
                                                            New York, New York
UBS Securities LLC
as Representative for the Several
Underwriters named in Schedule I hereto.

c/o UBS Securities LLC
299 Park Avenue
New York, New York 10171

Ladies and Gentlemen:

     Bowater Incorporated, a Delaware corporation (the "COMPANY"), agrees with you as follows:

     1. Issuance of Notes. The Company proposes to issue and sell to the several
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underwriters  listed on  Schedule  1 hereto  (the  "UNDERWRITERS")  for whom UBS
                         -----------
Securities LLC is acting as representative (the "REPRESENTATIVE") $250,000,000 aggregate principal amount of Floating Rate Senior Notes due 2010 (the "NOTES").

     The Notes are to be issued pursuant to an indenture (the "BASE INDENTURE") dated as of March 17, 2004, among the Company and The Bank of New York, as trustee (the "TRUSTEE") as amended and supplemented by the First Supplemental Indenture to be dated as of March 17, 2004 (the "SUPPLEMENTAL INDENTURE" and, together with the Base Indenture, the "INDENTURE").

     The Company has filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the "ACT"), with the Securities and Exchange Commission (the "COMMISSION") a registration statement on Form S-3 (File No. 333-108166), including a prospectus, relating to the Notes, which incorporates by reference documents which the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the "EXCHANGE ACT"). The Company has prepared a prospectus supplement (the "PROSPECTUS SUPPLEMENT") to the prospectus included in the registration statement referred to above describing the Notes and setting forth the terms of the offering, sale and plan of distribution of the Notes and additional information concerning the Company and its business. The Company has



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furnished to you, for use by the Underwriters  and by dealers,  copies of one or
more  preliminary   prospectuses  containing  the  prospectus  included  in  the registration statement, as supplemented by a preliminary Prospectus Supplement relating to the Notes, and the documents incorporated by reference therein (each
such  preliminary   prospectus  being  referred  to  herein  as  a  "PRELIMINARY
PROSPECTUS") relating to the Notes. Except where the context otherwise requires, the registration statement, referred to above, as amended when it or the most recent post effective amendment filed prior to the date hereof, became effective, including all documents filed as a part thereof or incorporated by reference therein, and including any information contained in a prospectus subsequently filed with the Commission pursuant to Rule 424(b) under the Act and deemed to be part of such registration statement at the time of effectiveness pursuant to Rule 430(A) under the Act and also including any registration statement filed pursuant to Rule 462(b) under the Act, is referred to herein as the "REGISTRATION STATEMENT," and the prospectus included in the Registration Statement, including all documents incorporated therein by reference, as supplemented by the final Prospectus Supplement relating to the Notes, in the form filed by the Company with the Commission pursuant to Rule 424(b) under the Act on or before the second business day after the date hereof (or such earlier time as may be required under the Act) at the time it became effective, is herein called the "PROSPECTUS." Any reference herein to the Registration
Statement, the Prospectus, any Preliminary Prospectus or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated by reference therein, and any reference herein to the terms "amend," "amendment" or "supplement" with respect to the Registration Statement, the Prospectus or any Preliminary Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein. For purposes of this Agreement, all references to the Registration Statement or Prospectus or to any amendment or supplement thereto shall be deemed to include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System ("EDGAR").

     This Agreement, the Notes and the Indenture are hereinafter sometimes referred to collectively as the "NOTE DOCUMENTS."

     2.  Agreements to Sell and Purchase.  On the basis of the  representations,
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warranties and covenants of the  Underwriters  contained in this Agreement,  the
Company agrees to issue and sell to the Underwriters, and, on the basis of the representations, warranties and covenants of the Company contained in this Agreement and subject to the terms and conditions contained in this Agreement, the Underwriters severally agree to purchase from the Company the aggregate principal amount of the Notes set forth opposite their respective names in
Schedule  I hereto.  The  purchase  price for the Notes  shall be 98.5% of their
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principal  amount,  plus accrued  interest,  if any,  from March 17, 2004 to the
Closing Date (as hereinafter defined). The Company is advised by you that the Underwriters intend (i) to make a public offering of their respective portions of the Notes as soon as in your judgment is advisable and (ii) initially to


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                                      -3-

offer the Notes upon the terms set forth in the Prospectus. You may from time to time increase or decrease the public offering price after the initial public offering to such extent as you may determine.

     3.  Delivery  and Payment.  Delivery of, and payment of the purchase  price
         ---------------------
for, the Notes shall be made at 10:00 a.m., New York City time, on March 17, 2004 (such date and time, the "CLOSING DATE") at the offices of Cahill Gordon & Reindel LLP at 80 Pine Street, New York, New York 10005. The Closing Date and the location of delivery of and the form of payment for the Notes may be varied by mutual agreement between you and the Company.

     One or more of the Notes in global form will be deposited by or on behalf of the Company with The Depositary Trust Company ("DTC") or its designated custodian. The Company will deliver the Notes to the Representative, for the account of each Underwriter, against payment by the Underwriters of the purchase price therefor by means of transfer of immediately available funds to such account or accounts specified by the Company in accordance with Section 6(m) hereof on or prior to the Closing Date, or by such means as you and the Company shall agree prior to the Closing Date, by causing DTC to credit the Notes to the account of the Representative at DTC.


     4.  Agreements  of the Company.  The Company  covenants and agrees with the
         --------------------------
Underwriters and the QIU (as defined in Section 12) as follows:

          (a) to furnish such information as may be required and otherwise to cooperate in qualifying the Notes for offering and sale under the securities or blue sky laws of such jurisdictions as you may designate and to maintain such qualifications in effect so long as required for the distribution of the Notes. Notwithstanding the foregoing, the Company shall not be required to qualify as a foreign corporation in any jurisdiction in which it is not so qualified or to file a general consent to service of process in any such jurisdiction or subject itself to taxation in any such jurisdiction where it is not then so subject, or to incur expenses that the Company reasonably believes are excessive in connection with such requested qualification or registration;

          (b) to prepare the Prospectus in a form approved by you and file such Prospectus with the Commission pursuant to Rule 424(b) under the Act, on or before the second business day following the date of this Agreement (or such earlier time as may be required by the Act) and to furnish promptly (and, with respect to the initial delivery of such Prospectus, not later than 10:00 A.M. (New York City time) on or before the second business day following the date of this Agreement or on such other day as the Company and you may mutually agree) to the Underwriters copies of the Prospectus in such quantities and at such locations as the Underwriters may reasonably request for the purposes contemplated by the Act, which Prospectus furnished to the Underwriters will be identical to the version created to be transmitted to the Commission for filing via EDGAR, except to the extent



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     permitted by Regulation  S-T; in the event any  Underwriter  is required to deliver a prospectus after the nine-month period referred to in Section 10(a)(3) of the Act in connection with the sale of the Notes, the Company will prepare promptly upon request, but at the expense of such Underwriter, such amendment or amendments to the Registration Statement and such prospectuses as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Act;

          (c) to advise you promptly, confirming such advice in writing if requested by you, of (i) the receipt of any comments from the Commission relating to the Registration Statement, any amendment thereto, the Prospectus or any amendment or supplement thereto, or any filing of the Company under the Act or the Exchange Act that is filed during the Distribution Period (as defined below) that is incorporated by reference in the Registration Statement or Prospectus, (ii) any request by the Commission for amendments or supplements to the Registration Statement or Prospectus or for additional information with respect thereto that relates to any document filed prior to the conclusion of the Distribution Period,
     (iii) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, and
     (iv) the initiation, threatening or contemplation of any proceedings for any of such purposes; and, if the Commission or any other governmental agency or authority should issue any such order, to make every reasonable effort to obtain the lifting or removal of such order as soon as possible; to advise you promptly of any proposal to amend or supplement the Registration Statement or Prospectus, including by filing any documents that would be incorporated therein by reference, and, during the Distribution Period (as defined below), to file no such amendment or supplement to which you shall reasonably object in writing;

          (d) subject to Section 4(l) hereof, to file promptly all reports and any definitive proxy or information statement required to be filed by the Company with the Commission in order to comply with the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Notes, and to promptly notify you of such filing;

          (e) to advise you promptly of the happening of any event known to the Company during such period of time after the first date of the public offering of the Notes during which a prospectus relating to the Notes is required to be delivered under the Act in connection with sales by the Underwriters or any dealer (the "DISTRIBUTION PERIOD"), which, in the



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     judgment  of the  Company,  would  require  the making of any change in the
     Prospectus then being used, or in the information incorporated therein by reference, so that the Prospectus would not include an untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading, and, during such time, to prepare and furnish, at the
     Company's  expense,  to  the  Underwriters   promptly  such  amendments  or
     supplements to such Prospectus as may be necessary to reflect any such change and to furnish you a copy of such proposed amendment or supplement before filing any such amendment or supplement with the Commission;

          (f) to the extent not publicly available via EDGAR, to furnish to you one copy of the Registration Statement, in the form declared effective by the Commission, and all post-effective amendments thereto (including all exhibits thereto and documents incorporated by reference therein) and sufficient copies of the foregoing (other than exhibits) for distribution of a copy to each of the other Underwriters;

          (g) prior to the Closing Date, to furnish without charge to the Underwriters, (i) as soon as they have been prepared by the Company, a copy of any regularly prepared final internal financial statements of the Company and its Subsidiaries for any period subsequent to the period covered by the financial statements appearing in the Registration Statement and Prospectus (including any documents incorporated by reference therein),
     (ii) all other reports and other communications (financial or otherwise) that the Company mails or otherwise make publicly available to all of its security holders and (iii) such other information as the Underwriters shall reasonably request; provided, however, that the Company's obligations under this paragraph (g) shall be deemed to be satisfied to the extent that any information required by clauses (i) through (iii) is filed and publicly available via EDGAR;

          (h) to use the proceeds from the sale of the Notes in the manner described in the Prospectus under the caption "Use of Proceeds";

          (i) to pay all costs, expenses, fees, disbursements (including fees, expenses and disbursements of counsel to the Company) reasonably incurred and stamp, documentary or similar taxes incident to (i) the preparation and filing of the Registration Statement, any Preliminary Prospectus, the Prospectus, and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment), (ii) the registration, issue, sale and delivery of the Notes, (iii) the qualification of the Notes for offering and sale under state laws and the determination of their eligibility for investment under state law as aforesaid (including the legal fees and filing fees and other disbursements of counsel for the Underwriters relating to such qualification and determination) and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriters and to dealers, (iv) any listing of the Notes on any securities exchange or qualification of the Notes for quotation on NASDAQ and any registration thereof under the Exchange Act,
     (v) all expenses (including travel expenses) of the Company in connection with any meetings with prospective investors in the Notes, (vi) the preparation, notarization (if necessary) and delivery of the Note Documents



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     and all other agreements, memoranda,  correspondence and documents prepared and delivered in connection with this Agreement, (vii) the issuance, transfer and delivery by the Company of the Notes respectively, to the Underwriters, (viii) the preparation of certificates for the Notes, (ix) the approval of the Notes by DTC for book-entry transfer, (x) the rating of the Notes by rating agencies, (xi) the fees and expenses of the Trustee and its counsel, and (xii) the performance of the Company's other obligations under the Note Documents. In addition, if the transaction contemplated by this agreement shall be terminated pursuant to clause (i) or (ii) of
     Section 11(b), then, in addition to any other remedies that the Underwriters may have, the Company shall pay the reasonable fees, expenses and disbursements of counsel to the Underwriters. If the transaction contemplated by this Agreement shall be terminated pursuant to clauses
     (iii), (iv), (v) or (vi) of Section 11(b), then, in addition to any other remedies that the Underwriters may have, the Company and the Underwriters shall each pay one-half the reasonable fees, expenses and disbursements of counsel to the Underwriters. It is understood, however, that except as expressly provided in this Section 4(i) and Section 7 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Notes by them and any advertising expenses incurred in connection with any offers they may make.

          (j) to do and perform all things required to be done and performed under the Note Documents by the Company prior to or after the Closing Date and to satisfy all conditions precedent on the Company's part to the delivery of the Notes;

          (k) to comply in all material respects with all of its obligations set forth in the representations letter of the Company to DTC relating to the approval of the Notes by DTC for "book-entry" transfer and to use its reasonable best efforts to obtain approval of the Notes by DTC for "book-entry" transfer;

          (l) during the Distribution Period, to furnish to you, not less than one business day (at least 24 hours) before filing with the Commission, a copy of any document proposed to be filed pursuant to Section 13, 14 or 15 of the Exchange Act; and

          (m) to make generally available to its security holders, and to deliver to you, an earnings statement of the Company (which will satisfy the provisions of Section 11(a) of the Act) covering a period of twelve months beginning after the effective date of the Registration Statement (as defined in Rule 158(c) of the Act) as soon as is reasonably practicable after the termination of such twelve-month period. The requirements of this paragraph 4(m) may be satisfied by the timely filing of the periodic reports required by Section 13 of the Exchange Act as permitted by Rule 158 of the Act.


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     5.  Representations and Warranties.  The Company represents and warrants to
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the Underwriters and the QIU (as defined in Section 12) as follows:

          (a) the Company and the transactions contemplated by this Agreement meet the requirements and conditions for using a registration statement on Form S-3 under the Act. The Registration Statement has been filed with the Commission and has been declared effective under the Act (except that the Prospectus Supplement shall be filed with the Commission on or before the second business day following the date of this Agreement). The Registration Statement meets the requirements set forth in Rule 415(a)(1)(x) under the Act and complies in all material respects with such Rule. The Company has not received, and has no notice of, any order of the Commission preventing or suspending the use of the Registration Statement, or threatening or instituting proceedings for that purpose;

          (b) a Preliminary Prospectus, including a preliminary Prospectus Supplement, has been prepared and filed pursuant to Rule 424(b) of the Act. Such Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act, and did not include an untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading, except that (i) the Preliminary Prospectus omitted pricing and other information permitted to be omitted therefrom by the rules and regulations under the Act and (ii) the foregoing shall not apply to statements in, or omissions from, such Preliminary Prospectus in reliance on, and in conformity with, written information concerning the Underwriters that was furnished in writing, including by electronic transmission, to the Company by the Representative, on behalf of the several Underwriters, specifically for use in the preparation thereof;

          (c) the Prospectus, including a final Prospectus Supplement, has been or will be prepared and will be filed pursuant to Rule 424(b) of the Act on or before the second business day following the date of this Agreement (or such earlier time as may be required under the Act). Each part of the Registration Statement (other than the documents incorporated by reference therein, which are the subject of Section 5(d)), when such part became effective and the Prospectus and any amendment or supplement thereto, on the date of filing thereof with the Commission and the Registration Statement, the Prospectus and the Indenture at the time of purchase, conformed or will conform in all material respects with the requirements of the Act and the Trust Indenture Act of 1939, as amended, and the rules and regulations thereunder (the "TRUST INDENTURE ACT"). Each part of the Registration Statement (other than the documents incorporated by reference therein, which are the subject of Section 5(d)), when such part became effective, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make


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                                      -8-

     the statements therein not misleading. The Prospectus and any amendment or supplement thereto, on the date of filing thereof with the Commission pursuant to Rule 424(b) and at the time of purchase, did not or will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the foregoing shall not apply to statements in, or omissions from, any such document in reliance upon, and in conformity with, written information concerning the Underwriters that was furnished in writing, including by electronic transmission, to the Company by the Representative, on behalf of the several Underwriters, specifically for use in the preparation thereof;

          (d) the documents incorporated by reference in the Registration Statement, any Preliminary Prospectus and the Prospectus or any amendment or supplement thereto, when they became or become effective under the Act or were or are filed with the Commission under the Act or the Exchange Act, as the case may be, conformed or will conform in all material respects with the requirements of the Act and Exchange Act, as applicable, and none of such documents contained or contain an untrue statement of material fact or omit or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

          (e) to the extent not publicly available via EDGAR, copies of the Registration Statement, any Preliminary Prospectus and the Prospectus, any such amendments or supplements and all documents incorporated by reference therein that were filed with the Commission on or prior to the date of this Agreement (including one fully executed copy of the Registration Statement and of each amendment thereto for the Underwriters) have been delivered to the Underwriters or their counsel;

          (f) All of the issued and outstanding shares of capital stock or other equity interests of the Company have been duly authorized and validly issued, are fully paid and nonassessable and were not issued in violation of any preemptive or similar rights. Attached hereto as Schedule II is a
                                                                -----------
     true and complete list of each subsidiary of the Company that would be a "Significant Subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X under the Act, their jurisdictions of incorporation or formation, type of entity and percentage equity ownership by the Company (all such Significant Subsidiaries, the "SUBSIDIARIES"). The entities listed on
     Schedule II hereto are the only Subsidiaries, direct or indirect, of the Company. All of the issued and outstanding shares of capital stock or other equity interests of each of the Company's Subsidiaries have been duly and validly authorized and issued, are fully paid and nonassessable, were not issued in violation of any preemptive or similar rights and, except as set forth in the Prospectus (including any documents incorporated by reference therein), and except for (A) the 1,000 shares of non-voting, nonconvertible


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                                      -9-

     preferred stock issued by Bowater Canada Inc. to Fraser and Beatty and (B) the 1,000 shares of non-voting, nonconvertible preferred stock issued by Bowater Canadian Forest Products Inc. to Fraser and Beatty, are owned, directly or indirectly, by the Company free and clear of all Liens (as defined in the Indenture) (other than those imposed by the Act or the securities or "Blue Sky" laws of certain jurisdictions). Except as set forth in the Prospectus (including any documents incorporated by reference therein), there are no outstanding options, warrants or other rights to acquire or purchase, or instruments convertible into or exchangeable for, any shares of capital stock of any of the Subsidiaries;

          (g) Each of the Company and the Subsidiaries (a) is a corporation, partnership or other entity duly organized and validly existing under the laws of the jurisdiction of its incorporation or organization, as the case may be; (b) has all requisite corporate or other power and authority necessary to own its property and carry on its business as now being conducted; and (c) is qualified to do business and is in good standing in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure to be so qualified and in good standing individually or in the aggregate could reasonably be expected to have a Material Adverse Effect. A "MATERIAL ADVERSE EFFECT" means any material adverse effect on the business, condition (financial or other), results of operations, performance, properties or prospects of the Company and its subsidiaries, taken as a whole;

          (h) The Company has all requisite corporate or other power and authority to execute, deliver and perform all of its obligations under the Note Documents and to consummate the transactions contemplated by the Note Documents to be consummated on its part and, without limitation, the Company has all requisite corporate power and authority to issue, sell and deliver and perform its obligations under the Notes;

          (i) This Agreement has been duly authorized, executed and delivered by the Company;

          (j) The Indenture has been duly and validly authorized by the Company and, when duly executed and delivered by the Company (assuming the due authorization, execution and delivery thereof by the Trustee), will be a legal, valid and binding obligation of the Company, enforceable in all material respects against the Company in accordance with its terms, except that (A) the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights generally and by general principles of equity (regardless of whether considered in a proceeding in equity or at law) and the discretion of the court before which any proceeding therefor may be brought and (B) any rights to indemnity or contribution thereunder may be limited by applicable laws and public policy considerations. The Indenture, when executed and delivered, will conform in all material respects to the description thereof in the Prospectus;

          (k) The Notes have been duly and validly authorized for issuance and sale to the Underwriters by the Company and, when issued, authenticated and delivered by the Company against payment by the Underwriters in accordance with the terms of this Agreement and the Indenture, the Notes will be legal, valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable in all material respects against the Company in accordance with their terms, except that (A) the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights generally and by general principles of equity (regardless of whether considered in a proceeding in equity or at law) and the discretion of the court before which any proceeding therefor may be brought and (B) any rights to indemnity or contribution thereunder may be limited by applicable laws and public policy considerations. The Notes, when issued, authenticated and delivered, will conform in all material respects to the description thereof in the Prospectus;

          (l) All taxes, fees and other governmental charges that are due and payable by the Company on or prior to the Closing Date in connection with the execution, delivery and performance of the Note Documents and the execution, delivery and sale of the Notes shall have been paid by or on behalf of the Company at or prior to the Closing Date;

          (m) None of the Company or the Subsidiaries is (A) in violation of its charter, bylaws or other constitutive documents, (B) in default (or, with notice or lapse of time or both, would be in default) in the performance or observance of any obligation, agreement, covenant or condition contained in any bond, debenture, note, indenture, mortgage, deed of trust, loan or credit agreement, lease, license, franchise agreement, authorization, permit, certificate or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of their assets or properties is subject (collectively, "AGREEMENTS AND INSTRUMENTS"), or
     (C) in violation of any law, statute, rule, regulation, judgment, order or decree of any domestic or foreign court with jurisdiction over any of them or any of their assets or properties or other governmental or regulatory authority, agency or other body, which, in the case of clauses (B) and (C) herein, would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. There exists no condition that, with notice, the passage of time or otherwise, would constitute a default by the Company or the Subsidiaries under any such document or instrument or result in the imposition of any penalty or the acceleration of any indebtedness, other than penalties, defaults or conditions that would not have a Material Adverse Effect;

          (n) The execution, delivery and performance by the Company of the Note Documents including the consummation of the offer and sale of the Notes do not or will not violate, conflict with or constitute a breach of any of the terms or provisions of, or a default under (or an event that with notice or the lapse of time, or both, would constitute a default under), or require consent under, or result in the creation or imposition of a lien, charge or encumbrance on any property or assets of any of the Company or any Subsidiary or an acceleration of any indebtedness of the Company or any Subsidiary pursuant to, (i) the charter, bylaws or other constitutive documents of any of the Company or any Subsidiary, (ii) assuming the consummation of the transactions contemplated thereby, any Agreements and Instruments, (iii) any law, statute, rule or regulation applicable to the Company or any Subsidiary or their respective assets or properties or (iv) any judgment, order or decree of any domestic or foreign court or governmental agency or authority having jurisdiction over the Company or any Subsidiary or their respective assets or properties, other than, in the case of each of clauses (i) through (iv), violations, conflicts, breaches or defaults, or creations or impositions of liens, charges or encumbrances or accelerations of indebtedness that would not have a Material Adverse Effect. No consent, approval, authorization or order of, or filing, registration, qualification, license or permit of or with, any court or governmental agency, body or administrative agency, domestic or foreign, is required to be obtained or made by the Company or any Subsidiary for the execution, delivery and performance by the Company of the Note Documents including the consummation of any of the transactions contemplated thereby, except such as have been or will be obtained or made on or prior to the Closing Date or such other consents, approvals, authorizations, registrations or qualifications as may be required under federal or state securities laws in connection with the issuance of the Notes. No consents or waivers from any other person or entity are required for the execution, delivery and performance of this Agreement or any of the other Note Documents or the consummation of any of the transactions contemplated thereby, other than such consents and waivers as have been obtained or will be obtained prior to the Closing Date;

          (o) Except as set forth in the Prospectus (including any documents incorporated by reference therein), there is (A) no action, suit or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending or, to the knowledge of the Company or any Subsidiary, threatened, to which any of the Company or any Subsidiary is or may be a party or to which the business, assets or property of such person is or may be subject, (B) no statute, rule, regulation or order that has been enacted, adopted or issued or, to the knowledge of the Company, that has been proposed by any governmental body or agency, domestic or foreign, (C) no injunction, restraining order or order of any nature by a federal or state court or foreign court of competent jurisdiction to which any of the Company or any Subsidiary is or may be subject that (x) in the case of clause (A) above would reasonably be expected, either individually or in the aggregate, (1) to have a Material Adverse Effect or (2) to interfere with or adversely affect the issuance of the Notes in any jurisdiction or adversely affect the consummation of the transactions contemplated by any of the Note Documents and (y) in the case of clauses (B) and (C) above, would reasonably be expected, either individually or in the aggregate, (1) to have a Material Adverse Effect or
     (2) to interfere with or adversely affect the issuance of the Notes in any jurisdiction or adversely affect the consummation of the transactions contemplated by any of the Note Documents. Every request of any securities authority or agency of any jurisdiction for additional information with respect to the Notes that has been received by the Company or any Subsidiary or their counsel prior to the date hereof has been, or will prior to the Closing Date be, complied with in all material respects;

          (p) Except as would not reasonably be expected to have a Material Adverse Effect, no labor disturbance by the employees of any of the Company or the Subsidiaries exists or, to the knowledge of the Company, is imminent;

          (q) Except as set forth in the Prospectus (including any documents incorporated by reference therein), the Company and each Subsidiary (A) is in compliance with, or not subject to costs or liabilities under, laws, regulations, rules of common law, orders and decrees, as in effect as of the date hereof, and any present judgments and injunctions issued or promulgated thereunder relating to pollution or protection of public and employee health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants applicable to it or its business or operations or ownership or use of its property ("ENVIRONMENTAL LAWS"), other than noncompliance or such costs or liabilities that would not reasonably be expected to have a Material Adverse Effect, and (B) possesses all permits, licenses or other approvals required under applicable Environmental Laws, except where the failure to possess any such permit, license or other approval would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. All currently pending and, to the knowledge of the Company, threatened proceedings, notices of violation, demands, notices of potential responsibility or liability, suits and existing environmental investigations by any governmental authority which the Company or the Subsidiaries could reasonably expect to result in a Material Adverse Effect are fully and accurately described in all material respects in the Prospectus (including any documents incorporated by reference therein). The Company and each Subsidiary maintains a system of internal environmental management controls sufficient to provide reasonable assurance of compliance in all material respects of its business facilities, real property and operations with requirements of applicable Environmental Laws;

          (r)  The  Company   and  each   Subsidiary   has  (A)  all   licenses,
     certificates, permits, authorizations, approvals, franchises and other rights from, and has made all declarations and filings with, all applicable authorities, all self-regulatory authorities and all courts and other tribunals (each, an "AUTHORIZATION") necessary to engage in the business conducted by it in the manner described in the Prospectus (including any documents incorporated by reference therein), except where failure to hold such Authorizations would not be reasonably expected to have a Material Adverse Effect, and (B) no reason to believe that any governmental body or agency, domestic or foreign, is considering limiting, suspending or revoking any such Authorization, except where such limitation, suspension or revocation would not reasonably be expected to have a Material Adverse Effect. All such Authorizations are valid and in full force and effect and the Company and each Subsidiary is in compliance in all material respects with the terms and conditions of all such Authorizations and with the rules and regulations of the regulatory authorities having jurisdiction with respect to such Authorizations, except for any invalidity, failure to be in full force and effect or noncompliance with any Authorization that would not reasonably be expected to have a Material Adverse Effect;

          (s) The Company and each Subsidiary has valid title in fee simple to all items of real property and title to all personal property owned by each of them, in each case free and clear of any pledge, lien, encumbrance, security interest or other defect or claim of any third party, except (i) as such does not materially and adversely affect the value of such property and does not interfere with the use made or proposed to be made of such property by the Company or such Subsidiary to an extent that such interference would have a Material Adverse Effect, and (ii) liens set forth in the Prospectus (including any documents incorporated by reference therein). Any real property and buildings held under lease by the Company or any such Subsidiary are held under valid, subsisting and enforceable leases, with such exceptions as do not materially interfere with the use made or proposed to be made of such property and buildings by the Company or such Subsidiary;

          (t) The Company and each Subsidiary owns, possesses or has the right to employ all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names (collectively, the "INTELLECTUAL PROPERTY") necessary to conduct the businesses operated by it as described in the Prospectus (including any documents incorporated by reference therein), except where the failure to own, possess or have the right to employ such Intellectual Property would not reasonably be expected to have a Material Adverse Effect. None of the Company or any Subsidiary has received any notice of infringement of or conflict with (and neither knows of any such infringement or a conflict with) asserted rights of others with respect to any of the foregoing that would reasonably be expected to have a Material Adverse Effect. The use of the Intellectual Property in connection with the business and operations of the Company and the Subsidiaries does not infringe on the rights of any person, except for such infringement as would not reasonably be expected to have a Material Adverse Effect;

          (u) All tax returns required to be filed by the Company and each Subsidiary have been filed in all jurisdictions where such returns are required to be filed; and all taxes, including withholding taxes, value added and franchise taxes, penalties and interest, assessments, fees and other charges due or claimed to be due from such entities or that are due and payable have been paid, other than those being contested in good faith and for which reserves have been provided in accordance with generally accepted accounting principles in effect from time to time ("GAAP") or those currently payable without penalty or interest and except where the failure to make such required filings or payment would not reasonably be expected to have a Material Adverse Effect. To the knowledge of the Company, there are no material proposed additional tax assessments against any of the Company and the Subsidiaries or their assets or property;

          (v) Neither the Company nor the Subsidiaries has any material liability for any prohibited transaction or accumulated funding deficiency (within the meaning of Section 412 of the Code) or any complete or partial withdrawal liability with respect to any pension, profit sharing or other plan which is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), to which the Company or any of the Subsidiaries makes or ever has made a contribution and in which any employee of the Company or any of the Subsidiaries is or has ever been a participant. With respect to such plans, the Company and each of the Subsidiaries is in compliance in all material respects with all applicable provisions of ERISA;

          (w) Neither the Company nor any Subsidiary is an "investment company" or a company "controlled" by an "investment company" incorporated in the United States within the meaning of the Investment Company Act of 1940, as amended;

          (x) The Company and each Subsidiary maintain a system of internal accounting controls that the Company reasonably believes is sufficient to provide reasonable assurance that: (A) transactions are executed in accordance with management's general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of its financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management's general or specific authorization; and (D) the recorded accountability for its assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

          (y) Except as described in the Prospectus (including any documents incorporated by reference therein), the Company and each Subsidiary maintain insurance covering its properties, assets, operations and businesses, and such insurance is of such type and in such amounts in accordance with customary industry practice to protect the Company and the Subsidiaries and their businesses;

          (z) As of December 31, 2003, neither the Company nor any Subsidiary had any material liabilities or obligations, direct or contingent, that were not set forth in the Company's consolidated balance sheet as of such date or in the notes thereto set forth in the Prospectus (including any documents incorporated by reference therein). Since December 31, 2003, except as set forth or contemplated in the Prospectus (including any documents incorporated by reference therein), (a) neither the Company nor any Subsidiary has (1) incurred any liabilities or obligations, direct or contingent, that would reasonably be expected to have a Material Adverse Effect, or (2) entered into any material transaction not in the ordinary course of business, (b) there has not been any event or development with respect to the business or condition (financial or other) of the Company and the Subsidiaries that, either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect, (c) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock, other than the Company's regular quarterly dividend, and (d) there has not been any change in the non-current portion of long-term debt of the Company or any of the Subsidiaries;

          (aa) Neither the Company nor any of the Subsidiaries (or any agent thereof acting on their behalf) has taken, and none of them will take, any action that might cause this Agreement or the issuance or sale of the Notes to violate Regulation T, U or X of the Board of Governors of the Federal Reserve System, as in effect, or as the same may hereafter be in effect, on the Closing Date;

          (bb) The Company has received a representation from KPMG LLP that they are independent accountants within the meaning of the Act. The historical financial statements and the notes thereto included and incorporated by reference in the Registration Statement, any Preliminary Prospectus or the Prospectus present fairly in all material respects the consolidated financial position and results of operations of the Company and its subsidiaries at the respective dates and for the respective periods indicated. Such financial statements have been prepared in accordance with GAAP applied on a consistent basis throughout the periods presented (except as disclosed in the Prospectus (including any documents incorporated by reference therein)). The other financial and statistical information and data included in the Registration Statement, any Preliminary Prospectus or the Prospectus are accurately presented in all material respects and prepared on a basis consistent with the financial statements and the books and records of the Company and its subsidiaries;

          (cc) Except as described in the section entitled "Underwriting" in the Prospectus, there are no contracts, agreements or understandings between the Company or any of its Subsidiaries and any other person other than the Underwriters that would give rise to a valid claim against the Company, any such Subsidiary or the Underwriters for a brokerage commission, finder's fee or like payment in connection with the issuance, purchase and sale of the Notes;

          (dd) The statistical and market-related data and forward-looking statements (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) included in the Registration Statement, any Preliminary Prospectus or the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate in all material respects and represent their good faith estimates that are made on the basis of data derived from such sources;

          (ee) As of the Closing Date, each of the representations and warranties of the Company and the Subsidiaries set forth in each of the Note Documents will be true and correct as if made at and as of such date (other than to the extent any such representation or warranty is expressly made as to only a certain other date); and

          (ff) Each certificate signed by any officer of the Company and delivered to the Underwriters or counsel for the Underwriters pursuant to, or in connection with, this Agreement shall be deemed to be a representation and warranty by the Company to the Underwriters as to the matters covered by such certificate.

     The Company acknowledges that the Underwriters and, for purposes of the opinions to be delivered to the Underwriters pursuant to Section 6 of this Agreement, counsel to the Company and counsel to the Underwriters will rely upon the accuracy and truth of the foregoing representations, and the Company hereby consents to such reliance.

     6.  Conditions  of  Underwriters'  Obligations.   The  obligations  of  the
         ------------------------------------------
Underwriters to purchase and pay for the Notes, as provided for in this Agreement, shall be subject to satisfaction of the following conditions prior to or concurrently with such purchase:

          (a) All of the representations and warranties of the Company contained in this Agreement shall be true and correct, or true and correct in all material respects where such representations and warranties are not qualified by materiality or Material Adverse Effect, on the date of this Agreement and, in each case after giving effect to the transactions contemplated hereby, on the Closing Date, except that if a representation and warranty is made as of a specific date, and such date is expressly referred to therein, such representation and warranty shall be true and correct (or true and correct in all material respects, as applicable) as of such date. The Company shall have performed or complied with all of the agreements and covenants contained in this Agreement and required to be performed or complied with by it at or prior to the Closing Date.

          (b) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency that would, as of the Closing Date, prevent the issuance of the Notes; and except as disclosed in the Prospectus (including any documents incorporated therein by reference), no action, suit or proceeding shall have been commenced and be pending against or affecting or, to the best knowledge of the Company, threatened against the Company and/or any Subsidiary before any court or arbitrator or any governmental body, agency or official that would reasonably be expected to have a Material Adverse Effect.

          (c) At the Closing Date there shall not have occurred, since the date of this Agreement, any downgrading, nor shall any notice have been received by the Company of (i) any intended or potential downgrading or (ii) any review or possible change that does not indicate an improvement, in the rating accorded any securities of or guaranteed by the Company or any Subsidiary by any "nationally recognized statistical rating organization," as that term is defined in Rule 436(g)(2) promulgated under the Act.

          (d) No amendment or supplement to the Registration Statement or Prospectus, including documents deemed to be incorporated by reference therein, shall be filed to which the Underwriters reasonably object in writing.

          (e) All filings with the Commission required by Rule 424 under the Act to have been filed by the time of purchase shall have been made within the applicable time period prescribed for such filing by Rule 424.

          (f) Prior to the Closing Date (i) no stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Act and be remaining in effect and no proceedings initiated under
     Section 8(d) or 8(e) of the Act shall be pending; (ii) the Registration Statement and all amendments thereto, or modifications thereof, if any, shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (iii) the Prospectus and all amendments or supplements thereto, or modifications thereof, if any, shall not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

          (g) You shall have received certificates, dated the Closing Date, signed by two authorized officers of the Company confirming, as of the Closing Date, to their knowledge, the matters set forth in paragraphs (a),
     (b), (c) and (f) of this Section 6.

          (h) You shall have received on the Closing Date an opinion dated the Closing Date, addressed to the Underwriters, of Wyche, Burgess, Freeman & Parham, P.A., counsel to the Company substantially in the form of Exhibit A, attached hereto and in form and substance reasonably satisfactory to the Underwriters and counsel to the Underwriters.

          (i) You shall have received on the Closing Date an opinion (reasonably satisfactory in form and substance to the Underwriters) dated the Closing Date of Cahill Gordon & Reindel LLP, counsel to the Underwriters.

          (j) You shall have received a "comfort letter" from KPMG LLP, independent public accountants for the Company, dated the date of this Agreement, addressed to the Underwriters and in form and substance reasonably satisfactory to the Underwriters and counsel to the Underwriters. In addition, the Underwriters shall have received a "bring-down comfort letter" from KPMG LLP (which shall include tick marks for the unaudited financial data in the Prospectus and in the Company's Annual Report on Form 10-K for the year ended December 31, 2003), dated as of the Closing Date, addressed to the Underwriters and in form and substance reasonably satisfactory to the Underwriters and counsel to the Underwriters.

          (k) The Company shall have entered into the Indenture and you shall have received copies, conformed as executed, thereof.

          (l) All government authorizations required in connection with the issue and sale of the Notes as contemplated under this Agreement and the performance of the Company's obligations hereunder and under the Indenture and the Notes shall be in full force and effect.

          (m) You shall have been furnished with wiring instructions for the application of the proceeds of the Notes in accordance with this Agreement and such other information as you may reasonably request in connection therewith.

          (n) Cahill Gordon & Reindel LLP, counsel to the Underwriters, shall have been furnished with such documents as they may reasonably request to enable them to review or pass upon the matters referred to in this Section 6 and in order to evidence the accuracy, completeness or satisfaction in all material respects of any of the representations, warranties or conditions contained in this Agreement.

          (o) All agreements set forth in the representation letter of the Company to DTC relating to the approval of the Notes by DTC for "book-entry" transfer shall have been complied with in all material respects.

     If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as required by this Agreement to be fulfilled (or waived by the Underwriters), this Agreement may be terminated by the Underwriters on notice to the Company at any time at or prior to the Closing Date, and such termination shall be without liability of any party to any other party. Notwithstanding any such termination, the provisions of Sections 4(i), 7, 8, 9 and 10 shall remain in effect.

     The documents required to be delivered by this Section 6 will be delivered at the office of Cahill Gordon & Reindel LLP on the Closing Date.

     7.  Indemnification.  (a) The Company agrees to indemnify and hold harmless
         ---------------
the Underwriters, each person, if any, who controls the Underwriters within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, the agents, employees, officers and directors of the Underwriters and the agents, employees, officers and directors of any such controlling person from and against any and all losses, liabilities, claims, damages and expenses whatsoever (including, but not limited, to reasonable attorneys' fees and any and all reasonable out-of-pocket expenses actually incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all reasonable amounts paid in settlement of any claim or litigation (in the manner set forth in clause (c) below)) (collectively, "LOSSES") to which they or any of them may become subject under the Act, the Exchange Act or otherwise insofar as such Losses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or in a Prospectus (the term Prospectus for the purpose of this Section 7 being deemed to include any Preliminary Prospectus and the Prospectus, as amended or supplemented by the Company), or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company will not be liable under this Section 7(a) to the extent, but only to the extent, that any such Loss arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with information relating to an Underwriter furnished to the Company by or on behalf of such Underwriter expressly for use therein, provided, however, that with respect to any untrue statement or omission from the Preliminary Prospectus the indemnity agreement contained in this Section 7(a) shall not inure to the benefit of any Underwriter to the extent that the sale to the person asserting any such Loss was an initial resale by such Underwriter and any such Loss of or with respect to such Underwriter results from the fact that both (A) to the extent required by applicable law, a copy of the Prospectus was not sent or given to such person at or prior to the written confirmation of the sale of the Notes to such person and (B) the untrue statement in or omission from the Preliminary Prospectus was corrected in the Prospectus. This indemnity agreement will be in addition to any liability that the Company may otherwise have, including, but not limited to, liability under this Agreement.

     (b) Each Underwriter severally agrees to indemnify and hold harmless the Company, each person, if any, who controls the Company within the meaning of
Section 15 of the Act or Section 20(a) of the Exchange Act, and each of its respective agents, employees, officers and directors and the agents, employees, officers and directors of any such controlling person from and against any

Losses to which they or any of them may become subject under the Act, the Exchange Act or otherwise insofar as such Losses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or in a Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that any such Loss arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with information relating to such Underwriter furnished in writing, including by electronic transmission, to the Company by or on behalf of such Underwriter expressly for use therein. The Company and the Underwriters acknowledge that the information described in Section 9 is the only information furnished in writing, including by electronic transmission, by the Underwriters to the Company expressly for use in the Preliminary Prospectus or the Prospectus.

     (c) Promptly after receipt by an indemnified party under subsection 7(a) or 7(b) above of notice of the commencement of any action, suit or proceeding (collectively, an "ACTION"), such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the commencement of such action (but the failure so to notify an indemnifying party shall not relieve such indemnifying party from any liability that it may have under this Section 7 except to the extent that it has been prejudiced in any material respect by such failure). In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement of such action, the indemnifying party will be entitled to participate in such action, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense of such action with counsel satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such action, but the reasonable fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to take charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) the named parties to such action (including any impleaded parties) include such indemnified party and the indemnifying parties (or such indemnifying parties have assumed the defense of such action), and such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them that are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such reasonable fees and expenses of counsel shall be borne by the indemnifying parties. In no event shall the indemnifying party be liable for the fees and expenses of more than one counsel (together with appropriate local counsel) at any time for all indemnified parties (including, without limitation, parties indemnified under Section 12 hereof) in connection with any one action or separate but substantially similar or related actions arising in the same jurisdiction out of the same general allegations or circumstances. An indemnifying party shall not be liable for any settlement of any claim or action effected without its written consent which consent may not be unreasonably withheld. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by paragraph (a) or (b) of this Section 7, then the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 45 days prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

     8.  Contribution.  In order to provide for contribution in circumstances in
         ------------
which the indemnification provided for in Sections 7 and 12 of this Agreement is for any reason held to be unavailable from the indemnifying party, or is insufficient to hold harmless a party indemnified under Section 7 of this Agreement, each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such aggregate Losses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and each Underwriter, on the other hand, from the offering of the Notes or (ii) if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company, on the one hand, and each Underwriter, on the other hand, in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and each Underwriter, on the other hand, shall be deemed to be in the same proportion as (x) the total proceeds from the offering of Notes (net of discounts and commissions but before deducting expenses) received by the Company are to (y) the total discounts and commissions received by such Underwriter in connection with the offering. The relative fault of the Company, on the one hand, and each Underwriter, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or such Underwriter and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or alleged statement or omission.

     The Company and each Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to above. Notwithstanding the provisions of this Section 8, (i) in no case shall an Underwriter be required to contribute any amount in excess of the amount by which the total discount applicable to the Notes pursuant to this Agreement exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of any untrue or alleged untrue statement or omission or alleged omission and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(a) of the Act) shall be entitled to contribution (within the meaning of Section 11(f) of the Act) from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act shall have the same rights to contribution as such Underwriter, and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act and each director, officer, employee and agent of the Company shall have the same rights to contribution as the Company. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made against another party or parties under this Section 8, notify such party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 8 or otherwise, except to the extent that it has been prejudiced in any material respect by such failure; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 7 for purposes of indemnification. Anything in this section to the contrary notwithstanding, no party shall be liable for contribution with respect to any action or claim settled without its written consent, provided, however, that such written consent was not unreasonably withheld.

     9. Underwriters'  Information.  The Company and the Underwriters  severally
        --------------------------
acknowledge that the statements set forth in paragraphs 6-9 and 12-18 under the caption "Underwriting" in the Preliminary Prospectus and the Prospectus constitute the only information furnished in writing, including by electronic transmission, by the Underwriters expressly for use in the Preliminary Prospectus or the Prospectus.

     10. Survival of Representations  and Agreements.  All  representations  and
         -------------------------------------------
warranties, covenants and agreements contained in this Agreement, including the agreements contained in Section 4(i), the indemnity agreements contained in
Section 7 and the contribution agreements contained in Section 8 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Underwriters or any controlling person thereof or by or on behalf of the Company or any controlling person thereof, and shall survive delivery of and payment for the Notes to and by the Underwriters. The agreements contained in Sections 4(i), 7, 8, and 9 shall survive the termination of this Agreement, including pursuant to Section 11.

     11.  Effective Date of Agreement;  Termination.  (a) This  Agreement  shall
          -----------------------------------------
become effective upon execution and delivery of a counterpart hereof by each of the parties hereto.

     (b) The Underwriters shall have the right to terminate this Agreement at any time prior to the Closing Date by notice to the Company from the Underwriters, without liability (other than with respect to Sections 4(i), 7 and 8) on the Underwriters' part to the Company if, on or prior to such date, (i) the Company shall have failed, refused or been unable to perform in any material respect any agreement on its part to be performed under this Agreement when and as required, (ii) any other condition to the obligations of the Underwriters under this Agreement to be fulfilled by the Company pursuant to Section 6 is not fulfilled when and as required in any material respect, (iii) trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market shall have been suspended or materially limited, or minimum prices shall have been established thereon by the Commission, or by such exchange or other regulatory body or governmental authority having jurisdiction, (iv) a general banking moratorium shall have been declared by federal or New York authorities, (v) there is an outbreak or escalation of hostilities or other national or international calamity, in any case involving the United States, on or after the date of this Agreement, or if there has been a declaration by the United States of a national emergency or war or other national or international calamity or crisis (economic, political, financial or otherwise) which affects the U.S. and international markets, making it, in the Underwriters' reasonable judgment, impracticable to proceed with the offering or delivery of the Notes on the terms and in the manner contemplated in the Prospectus or (vi) there shall have been such a material adverse change in general economic, political or financial conditions or the effect (or potential effect if the financial markets in the United States have not yet opened) of international conditions on the financial markets in the United States shall be such as, in the Underwriters' reasonable judgment, to make it inadvisable or impracticable to proceed with the offering or delivery of the Notes on the terms and in the manner contemplated in the Prospectus.

     (c) Any notice of termination pursuant to this Section 11 shall be given at the address specified in Section 13 below by telephone, telex, telephonic facsimile or telegraph, confirmed in writing by letter.

     (d) Subject to Section 7 and this Section 11, if, at the time of purchase, any Underwriter shall default in its obligation to take up and pay for the Notes to be purchased by it at such time hereunder (otherwise than for a reason sufficient to justify the termination of this Agreement under the provisions of this Section 11) and if the aggregate principal amount of Notes which all Underwriters so defaulting shall have agreed but failed to take up and pay for at such time does not exceed 10% of the total aggregate principal amount of Notes to be purchased at such time, the non-defaulting Underwriters shall take up and pay for (in addition to the aggregate number of Notes they are obligated to purchase at such time pursuant to Section 2 hereof) the aggregate principal amount of Notes agreed to be purchased by all such defaulting Underwriters at such time, as hereinafter provided. Such Notes shall be taken up and paid for by such non-defaulting Underwriter or Underwriters in such amount or amounts as the Representative may designate with the consent of each Underwriter so designated or, in the event no such designation is made, such Notes shall be taken up and paid for by all non-defaulting Underwriters pro rata in proportion to the aggregate principal amount of Notes set opposite the names of such non-defaulting Underwriters in Schedule I.
                               ----------

     Without relieving any defaulting Underwriter from its obligations hereunder, the Company agrees with the non-defaulting Underwriters that it will not sell any Notes hereunder unless all of the Notes are purchased by the Underwriters (or by substituted Underwriters selected by the Representative with the approval of the Company or selected by the Company with the Representative's approval).

     If a new Underwriter or Underwriters are substituted by the Underwriters or by the Company for a defaulting Underwriter or Underwriters in accordance with the foregoing provision, the Company or the Representative shall have the right to postpone the time of purchase for a period not exceeding five business days in order that any necessary changes in the Registration Statement and Prospectus and other documents may be effected.

     The term "Underwriter" as used in this Agreement shall refer to and include any Underwriter substituted under this Section 11 with like effect as if such substituted Underwriter had originally been named in Schedule I.
                                                     ----------

     If, at the time of purchase, the aggregate principal amount of Notes which the defaulting Underwriter or Underwriters agreed to purchase exceeds 10% of the total principal amount of Notes which all Underwriters agreed to purchase hereunder, and if neither the non-defaulting Underwriters nor the Company shall make arrangements within the five business day period stated above for the purchase of all the Notes which the defaulting Underwriter or Underwriters agreed to purchase hereunder, this Agreement shall be terminated without further act or deed and without any liability on the part of the Company to any non-defaulting Underwriter and without any liability on the part of any non-defaulting Underwriter to the Company. Nothing in this paragraph, and no action taken hereunder, shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement. If this Agreement is terminated as contemplated in this paragraph, or if the Underwriters otherwise fail to perform in any material respect their obligations hereunder, then, in addition to any other remedies that the Company may have, the defaulting Underwriters shall be jointly and severally liable for the reasonable fees, expenses and disbursements of Company's counsel.

     12. Qualified Independent Underwriter
         ---------------------------------

     (a) The Company agrees to indemnify, defend and hold harmless Barclays Capital Inc., in its capacity as a "qualified independent underwriter" within the meaning of Rule 2720 ("RULE 2720") of the Rules of Conduct of the NASD (the "QIU"), and its affiliates, and each person, if any, who controls the QIU within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the "QIU INDEMNIFIED PARTIES") against any and all Losses to which the QIU may become subject under the Act, the Exchange Act or otherwise insofar as such Losses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or in a Prospectus (the term Prospectus for the purpose of this Section 12 being deemed to include any Preliminary Prospectus and the Prospectus, as amended or supplemented by the Company), or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company will not be liable under this Section 12(a) to the extent, but only to the extent, that any such Loss arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with information relating to the QIU furnished to the Company by or on behalf of such the QIU expressly for use therein, provided, however, that with respect to any untrue statement or omission from the Preliminary Prospectus the indemnity agreement contained in this Section 12(a) shall not inure to the benefit of any QIU Indemnified Parties to the extent that the sale to the person asserting any such Loss was an initial resale by any QIU Indemnified Parties and any such Loss of or with respect to the QIU Indemnified Parties results from the fact that both (A) to the extent required by applicable law, a copy of the Prospectus was not sent or given to such person at or prior to the written confirmation of the sale of the Notes to such person and (B) the untrue statement in or omission from the Preliminary Prospectus was corrected in the Prospectus. This indemnity agreement will be in addition to any liability that the Company may otherwise have, including, but not limited to, liability under this Agreement.;

     (b) Promptly after receipt by any QIU Indemnified Party of notice of the commencement of an action such QIU Indemnified Party shall, if a claim in respect thereof is to be made against the QIU Indemnified Party under paragraph 12(a), notify the Company in writing of the commencement of such action (but the failure so to notify the Company shall not relieve the Company from any liability that it may have under this Section 12 except to the extent that it has been prejudiced in any material respect by such failure). In case any such action is brought against the QIU Indemnified Party, and it notifies the Company of the commencement of such action, the Company will be entitled to participate in such action, and to the extent it may elect by written notice delivered to the QIU Indemnified Party promptly after receiving the aforesaid notice from the QIU Indemnified Party, to assume the defense of such action with counsel satisfactory to the QIU Indemnified Party. Notwithstanding the foregoing, the QIU Indemnified Party shall have the right to employ its own counsel in any such action, but the reasonable fees and expenses of such counsel shall be at the expense of the QIU Indemnified Party unless (i) the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such action, (ii) the Company shall not have employed counsel to take charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) the named parties to such action (including any impleaded parties) include the QIU Indemnified Party and the Company (or the Company has assumed the defense of such action), and the QIU Indemnified Party shall have reasonably concluded that there may be defenses available to it that are different from or additional to those available to the Company (in which case the Company shall not have the right to direct the defense of such action on behalf of the QIU Indemnified Party), in any of which events such reasonable fees and expenses of counsel shall be borne by the Company. In no event shall the Company be liable for the fees and expenses of more than one counsel (together with appropriate local counsel) at any time for the QIU and all persons indemnified under Section 7 hereof in connection with any one action or separate but substantially similar or related actions arising in the same jurisdiction out of the same general allegations or circumstances. The Company shall not be liable for any settlement of any claim or action effected without its written consent which consent may not be unreasonably withheld. Notwithstanding the foregoing sentence, if at any time the QIU Indemnified Party shall have requested the Company to reimburse it for fees and expenses of counsel as contemplated by paragraph (a) of this Section 12, then the Company agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 business days after receipt by the Company of the aforesaid request, (ii) the Company shall not have reimbursed the QIU Indemnified Party in accordance with such request prior to the date of such settlement and (iii) the QIU Indemnified Party shall have given the Company at least 45 days prior notice of its intention to settle. The Company shall not, without the prior written consent of the QIU Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which the QIU Indemnified Party is or could have been a party and indemnity could have been sought hereunder by the QIU Indemnified Party, unless such settlement includes an unconditional release of the QIU Indemnified Party from all liability on claims that are the subject matter of such proceeding.

     (c) In order to provide for contribution in circumstances in which the indemnification provided for in this Section 12, together with the indemnification provided in Section 7 hereof, is for any reason held to be unavailable from the Company, or is insufficient to hold harmless the QIU, then the Company shall contribute to the amount paid or payable by the QIU as a result of such aggregate Losses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the QIU, on the other hand, from the offering of the Notes or (ii) if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company, on the one hand, and the QIU, on the other hand, in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the QIU, on the other hand, shall be deemed to be in the same proportion as (x) the total proceeds from the offering of Notes (net of discounts and commissions but before deducting expenses) received by the Company are to (y) the total fee received by the QIU in connection with the offering. The relative fault of the Company, on the one hand, and the QIU, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the QIU and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or alleged statement or omission. Notwithstanding anything to the contrary herein, the rights of any QIU Indemnified Party under Section 12 (a)-(c) shall not be in duplication of such person's rights under Section 7 hereof.

     The Company and the QIU agree that it would not be just and equitable if contribution pursuant to this Section 12(c) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to above. Notwithstanding the provisions of this Section 12(c), (i) in no case shall the QIU be required to contribute any amount under this Section 12(c) in excess of the amount by which the total fees it receives pursuant to this Agreement exceeds the amount of any damages that the QIU has otherwise been required to pay by reason of any untrue or alleged untrue statement or omission or alleged omission and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(a) of the Act) shall be entitled to contribution (within the meaning of Section 11(f) of the Act) from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 12(c), each person, if any, who controls the QIU within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act shall have the same rights to contribution as the QIU, and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act and each director, officer, employee and agent of the Company shall have the same rights to contribution as the Company. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for  contribution  may be made against another party or parties under this
Section 12(c), notify such party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 12(c) or otherwise, except to the extent that it has been prejudiced in any material respect by such failure; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 12(b) for purposes of indemnification. Anything in this section to the contrary notwithstanding, no party shall be liable for contribution with respect to any action or claim settled without its written consent, provided, however, that such written consent was not unreasonably withheld.

     (d) The Company hereby confirms its engagement of the QIU as, and the QIU hereby confirms its agreement with the Company to render services as, a "qualified independent underwriter", within the meaning of Section (b)(15) of Rule 2720 of the NASD with respect to the offering and sale of the Notes. The QIU, solely in its capacity as the qualified independent underwriter and not otherwise, is referred to herein as the "QIU". As compensation for the services of the QIU hereunder, the Company agrees to pay the QIU $100,000 on the Closing Date. The yield at which the Securities will be sold to the public shall not be lower than the minimum yield recommended by the QIU

     (e) The QIU hereby represents and warrants to, and agrees with, the Company and the Underwriters that with respect to the offering and sale of the Notes as described in the Prospectus:

          (i) the QIU constitutes a "qualified independent underwriter" within the meaning of Rule 2720; and

          (ii) the QIU has conducted due diligence in respect of the offering and sale of the Notes as described in the Prospectus.

     (f) The QIU hereby agrees with the Company and the Underwriters that, as part of its services hereunder, in the event of any amendment or supplement to the Prospectus, the QIU will render services as a "qualified independent underwriter" within the meaning of Rule 2720 with respect to the offering and sale of the Securities as described in the Prospectus as so amended or supplemented that are substantially the same as those services being rendered with respect to the offering and sale of the Securities as described in the Prospectus.

     The QIU hereby consents to the references to it as set forth under the caption "Underwriting" in the Prospectus and in any amendment or supplement thereto made in accordance with Section 4 hereof.

     13. Notice.  All  communications  with respect to or under this  Agreement,
         ------
except as may be otherwise specifically provided in this Agreement, shall be in writing and, if sent to the Underwriters, shall be mailed, delivered, or, telegraphed or telecopied and confirmed in writing to UBS Securities LLC, 299 Park Avenue, New York, New York 10171 (telephone: (212) 821-3000, fax number:
(203)-719-1075), Attention: Syndicate Department; and if sent to the Company, shall be mailed, delivered or, telegraphed or telecopied and confirmed in writing to Bowater Incorporated, 55 East Camperdown Way (29601), P.O. Box 1028, Greenville, South Carolina 29602-1028 (telephone: (864) 282-9413, fax: (864) 282-9219), Attention: Treasurer, with a copy to (for informational purposes only): Attention: Bowater Incorporated, 55 East Camperdown Way (29601), P.O. Box 1028, Greenville, South Carolina 29602-1028, Attention: General Counsel, facsimile no. (864) 282-9569.

     All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; five business days after being deposited in the mail, first class and postage prepaid, if mailed; when receipt acknowledged by telecopier machine, if telecopied; and one business day after being timely delivered to a nationally recognized, reputable next day air courier.

     14.  Parties.  Except as provided in the last  paragraph of Section 5, this
          -------
Agreement shall inure solely to the benefit of, and shall be binding upon, the Underwriters, the Company and the controlling persons and agents referred to in Sections 7 and 8, and their respective successors and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained. The term "successors and assigns" shall not include a purchaser, in its capacity as such, of Notes from the Underwriters.

     15. Construction.  This Agreement shall be construed in accordance with the
         ------------
internal laws of the State of New York (without giving effect to any provisions thereof relating to conflicts of law).

     16. Captions.  The captions  included in this Agreement are included solely
         --------
for convenience of reference and are not to be considered a part of this Agreement.

     17.  Counterparts.  This Agreement may be executed in various  counterparts
          ------------
that together shall constitute one and the same instrument.

     If the foregoing correctly sets forth the understanding among the Company and the Underwriters, please so indicate in the space provided below for the purpose, whereupon this letter and your acceptance shall constitute a binding agreement among the Company and the Underwriters.


                                    Very truly yours,

                                    BOWATER INCORPORATED


                                    By:  /s/ William G. Harvey
                                       ----------------------------------------
                                       Name:  William G. Harvey
                                       Title: Vice President and Treasurer


                                    By: /s/ David G. Maffucci
                                       ----------------------------------------
                                       Name:  David G. Maffucci
                                       Title: Executive Vice President and
                                              Chief Financial Officer

Confirmed and accepted as of the date first above written:

UBS SECURITIES LLC



By:     /s/ Karl Knapp
       -------------------------------------
       Name:  Karl Knapp
       Title: Managing Director



By:     /s/ Joshua Rosenbaum
       -------------------------------------
       Name:  Joshua Rosenbaum
       Title: Associate Director



For itself and the several Underwriters named in Schedule I to the foregoing Agreement.







BARCLAYS CAPITAL  INC.
in its capacity as QIU



By:      /s/ Pamela Kendall
       -------------------------------------
       Name:  Pamela Kendall
       Title: Director

                                                                     SCHEDULE I


----------------------------------------- -------------------------------------
UNDERWRITERS                                PRINCIPAL AMOUNT OF NOTES
----------------------------------------- -------------------------------------
UBS Securities LLC                             $75,000,000
----------------------------------------- -------------------------------------
J.P. Morgan Securities Inc.                     62,500,000
----------------------------------------- -------------------------------------
Scotia Capital (USA) Inc.                       17,500,000
----------------------------------------- -------------------------------------
Harris Nesbitt Corp.                            17,500,000
----------------------------------------- -------------------------------------
Wachovia Capital Markets LLC                    17,500,000
----------------------------------------- -------------------------------------
SunTrust Capital Markets, Inc.                  17,500,000
----------------------------------------- -------------------------------------
CIBC Inc.                                       10,312,500
----------------------------------------- -------------------------------------
BNY Capital Markets, Inc.                       10,312,500
----------------------------------------- -------------------------------------
TD Securities (USA) Inc.                        10,312,500
----------------------------------------- -------------------------------------
Banc of America Securities LLC                  10,312,500
----------------------------------------- -------------------------------------
Barclays Capital Inc.                           1,250,000
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
Total                                        $250,000,000
-------------------------------------------------------------------------------

                                                                   SCHEDULE II


                                                                                           JURISDICTION OF
                                                                       % OWNED BY          INCORPORATION
SUBSIDIARY                                TYPE OF ENTITY               THE COMPANY         OR ORGANIZATION
-------------------------------------     --------------               -----------         ---------------
Bowater Canada Finance Corporation        Corporation                  100%                Nova Scotia

Bowater Canada Inc.                       Corporation                  100%(1)             Canada

Bowater Canadian Forest Products Inc.     Corporation                  100%(2)             Canada

Bowater Canadian Holdings Incorporated    Corporation                  100%                Nova Scotia

(1) Bowater Canada Inc. has issued 1,000 shares of non-voting, nonconvertible preferred stock to Fraser and Beatty.

(2) Bowater Canadian Forest Products Inc. has issued 1,000 shares of non-voting, nonconvertible preferred stock to Fraser and Beatty

                                                                      EXHIBIT A


            FORM OF OPINION OF WYCHE, BURGESS, FREEMAN & PARHAM, P.A.

     The opinion of Wyche, Burgess, Freeman & Parham, P.A., counsel for the Company (capitalized terms not otherwise defined herein shall have the meanings provided in the Underwriting Agreement, to which this is an Exhibit), to be delivered pursuant to Section 6(h) of the Underwriting Agreement shall be to the effect that:

          (i) Each of the Company and the Subsidiaries (a) is a corporation validly existing and in good standing under the laws of the jurisdiction of its organization, and (b) has all requisite corporate power and authority necessary to own its property and carry on its business as now being conducted.

          (ii) The Company has all requisite corporate power and authority to execute, deliver and perform all of its obligations under the Note Documents and to consummate the transactions contemplated by the Note
     Documents to be consummated on its part and, without limitation, the Company has all requisite corporate power and authority to issue, sell and deliver the Notes.

          (iii) The Underwriting Agreement has been duly and validly authorized, executed and delivered by the Company.

          (iv) Each of the Base Indenture and the Supplemental Indenture has been duly and validly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the Trustee of each of the Base Indenture and the Supplemental Indenture, constitutes a legal, valid and binding obligation of the Company, enforceable in all material respects against the Company in accordance with its terms.

          (v) The Notes have been duly and validly authorized for issuance and sale to the Underwriters by the Company and, when issued, authenticated under the Indenture and delivered by the Company against payment by the Underwriters in accordance with the terms of the Underwriting Agreement and the Indenture, the Notes will be legal, valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable in all material respects against the Company in accordance with their terms.

          (vi) The material  terms of the Notes  conform as to legal  matters in
     all  material  respects  to  the  description   thereof  contained  in  the
     Prospectus.

          (vii) The Registration Statement and the Prospectus (including with respect to documents incorporated therein by reference, only the Company's Annual Report on Form 10-K for the year ended December 31, 2003 and all documents filed by the Company pursuant to the Exchange Act since the date of the Underwriting Agreement, (the "Specified Reports")), (except for operating statistics, exhibits, financial statements and the notes thereto,


                                      A-1-1
     financial schedules, and other financial, statistical and accounting data included (or incorporated by reference) therein, as to which we do not express any opinion) appear on their face when filed with the Commission to have complied as to form in all material respects with the requirements of the Exchange Act or the Act, as applicable, and the applicable rules and regulations of the Commission thereunder.

          (viii) The Registration Statement was declared effective under the Act by the Commission at 9:00 a.m., Washington, D.C. time, on Tuesday, September 23, 2003, and, to our knowledge, no stop order proceedings with respect thereto have been instituted or threatened by the Commission under the Act. The Preliminary Prospectus was filed with the Commission pursuant to Rule 424(b) under the Act on March 10, 2004, and the final Prospectus Supplement relating to the Notes was filed with the Commission pursuant to Rule 424(b) under the Act on or before March 12, 2004.

          (ix) None of the execution, delivery and performance by the Company of the Note Documents, including the consummation of the offer and sale of the Notes, does or will violate, conflict with or constitute a breach of any of the terms or provisions of, or a default under (or an event that with notice or the lapse of time, or both, would constitute a default under), or require consent under, or result in the creation or imposition of a lien, charge or encumbrance on any property or assets of the Company or an acceleration of any indebtedness of the Company pursuant to: (a) the certificate of incorporation, as amended, or bylaws of the Company, (b) assuming the consummation of the transactions contemplated by the Note Documents, any agreement listed on Exhibit A attached hereto, which
                                            ----------
     agreements have been identified to us by the Company as being material to the transactions contemplated by the Note Documents (each, a "Material Agreement"), (c) to our knowledge, any law, statute, rule or regulation known to us to be applicable to the Company or its assets or properties, or
     (d) any judgment, order or decree, in each case known to us, of any domestic or foreign court or governmental agency or authority having jurisdiction over the Company or it assets or properties other than, in the case of each of clauses (a) through (d), violations, conflicts, breaches, defaults, creations or impositions of liens, charges or encumbrances, or accelerations of indebtedness that would not have a Material Adverse Effect.

          (x) To our knowledge, no consent, approval, authorizations or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency is required for the Company's execution, delivery and performance of the Note Documents, or the issuance and delivery of the Notes or consummation of the transactions contemplated hereby and thereby and by the Prospectus, except such as may be required under federal and state securities laws and except for the order of the Commission declaring the Registration Statement effective.

          (xi) To our knowledge, there does not exist any judgment, order, injunction or other restraint issued by or filed with any court with respect to the transactions contemplated by the Note Documents or the performance by the Company of its obligations under the Note Documents.

                                      A-1-2

          (xii) To our knowledge, none of the Company or any Subsidiary is an "investment company," or a company "controlled" by an "investment company," incorporated in the United States within the meaning of the Investment Company Act of 1940, as amended.

          (xiii) To our knowledge, none of the Company or any Subsidiary (or any agent thereof acting on their behalf) has taken any action that is reasonably likely to cause the Underwriting Agreement or the issuance or sale of the Notes to violate Regulations T, U or X of the Board of Governors of the Federal Reserve System as in effect on the Closing Date.

          (xiv) To our knowledge and other than as set forth in the Prospectus or the Registration Statement or disclosed in any document filed by the Company with the Commission and incorporated by reference into the Prospectus or the Registration Statement, there are no pending actions, suits or proceedings against or affecting the Company or any of its properties that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or could reasonably be expected to materially and adversely affect the ability of the Company to perform its obligations under the Note Documents or that are otherwise material in the context of the issuance and sale of the Notes; and no such actions, suits or proceedings are, to our knowledge, threatened.

     We have participated in the preparation of the Registration Statement and the Prospectus (including with respect to documents incorporated therein by reference, only the Specified Reports). From time to time we have had discussions with officers, directors and employees of the Company and its Subsidiaries, the independent accountants who examined the consolidated financial statements of the Company and its Subsidiaries included in the Prospectus, the Registration Statement and/or the documents incorporated in either of them by reference, and the Underwriters, at which the contents of the Prospectus, the Registration Statement and/or the documents incorporated in either of them by reference and related matters were discussed. We have not independently verified and are not passing upon, and do not assume responsibility for, the accuracy, completeness or fairness of the information contained in the Prospectus, the Registration Statement or the documents incorporated in either of them by reference. Based upon the participation and discussions described above, however, no facts have come to our attention that cause us to believe that (a) the Registration Statement (excluding the Prospectus covered in (b) below), as of its date or on the date hereof, included or includes any untrue statement of a material fact, or omitted or omits to state a material fact necessary in order to make the statements therein, not misleading, and (b) the Prospectus, as of its date or on the date hereof, included or includes any untrue statement of a material fact, or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that we have not been requested to and do not make any comment or opinion with respect to operating statistics, exhibits, financial statements and the notes thereto, financial schedules, or other financial, statistical or accounting data included or incorporated by reference therein or filed as an exhibit thereto).


                                     A-1-3